                                                                                                 EXHIBIT 11
                                            WPS RESOURCES CORPORATION

============================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                  Three Months Ended                Nine Months Ended
(Thousands)                                               September 30                     September 30
                                                      1997            1996            1997             1996
============================================================================================================

Shares of common stock at beginning of period        23,872          23,891          23,883           23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 20, 1997                    2,190                                                 2
February 20, 1997                   1,384                                                 1
March 20, 1997                      1,930                                                 2
April 21, 1997                      1,611                                                 2
May 20, 1997                        1,569                                                 2
June 20, 1997                       1,946                                                 2
July 21, 1997                       2,316                 2                               2
August 20, 1997                     1,141                 1                               1
September 23, 1997                  1,448                 2                               2
January 22, 1996                      469                                                                  1
February 20, 1996                   1,027                                                                  1
March 21, 1996                      1,133                                                                  1
April 22, 1996                      1,075                                                                  1
May 20, 1996                        1,119                                                                  1
June 20, 1996                       1,257                                                                  1
July 22, 1996                       1,095                                 1                                1
August 22, 1996                     1,627                                 2                                2
September 24, 1996                  1,272                                 1                                1
------------------------------------------------------------------------------------------------------------
Shares of common stock at end of period              23,867          23,887          23,867           23,887
============================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1996      21       23,890,884                         501,709
September 30, 1996      21       23,896,962                                                          501,836
September 30, 1997      20       23,872,111         477,442
September 30, 1997      19       23,882,741                                         453,772

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1996      29       23,896,493                                                          692,998
September 30, 1996      10       23,895,466                                                          238,955
September 30, 1996      20       23,895,467                                                          477,909
September 30, 1996      32       23,894,334                                                          764,619
September 30, 1996      28       23,893,259                                                          669,011
September 30, 1996      18       23,892,140                                                          430,059
September 30, 1996      13       23,892,141                                                          310,598
September 30, 1996      32       23,890,884                                                          764,508
September 30, 1996      31       23,889,788                         740,583                          740,583
September 30, 1996      33       23,888,162                         788,309                          788,309
September 30, 1996       7       23,886,890                         167,208                          167,208
September 30, 1997      31       23,880,551                                         740,297
September 30, 1997      28       23,879,167                                         668,617
September 30, 1997      32       23,877,237                                         764,072
September 30, 1997      29       23,875,626                                         692,393
September 30, 1997      31       23,874,057                                         740,096
September 30, 1997      31       23,872,111                                         740,035
September 30, 1997      30       23,869,795         716,094                         716,094
September 30, 1997      34       23,868,654         811,534                         811,534
September 30, 1997       8       23,867,206         190,938                         190,938
------------------------------------------------------------------------------------------------------------
Total days - weighted                             2,196,008       2,197,809       6,517,848        6,546,593
============================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                      23,870          23,889          23,875           23,893
============================================================================================================

Earnings on common stock, as set forth
  in statements of income                           $12,903         $10,385         $40,709          $44,025
============================================================================================================

Earnings per share of common stock based on
  weighted average shares                             $0.54           $0.43           $1.71            $1.84
============================================================================================================


The accompanying notes to financial statements are an integral part of these statements.